Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints, Nathaniel F. Hughes and Wesley M. Welborn, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to the registration statement on Form S-1 filed by Cornerstone Bancshares, Inc. with the Securities and Exchange Commission (the “Commission”) on May 7, 2010 and to sign any registration statement and amendments thereto for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Commission and any other regulatory authority, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of June, 2010.

/s/ Karl Fillauer
Karl Fillauer

/s/ Billy O. Wiggins
Billy O. Wiggins